                                                            Exhibit 3.21

                 [Articles of Incorporation of NERC Acquisition
                      Corp., now known as Bertucci's, Inc.]


                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)




                                    ARTICLE I
                      The exact name of the corporation is:

                             NERC ACQUISITION CORP.




                                   ARTICLE II
          The purpose of the corporation is to engage in the following business activities:

                            SEE CONTINUATION SHEET II

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

-------------------------------------------------------------------------------
                    WITHOUT PAR VALUE              WITH PAR VALUE
-------------------------------------------------------------------------------

CLASS OF STOCK      NUMBER OF SHARES     NUMBER OF SHARES    PAR VALUE   AMOUNT
-------------------------------------------------------------------------------
Common                                   Common              1,000       $.01
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Preferred                                Preferred
-------------------------------------------------------------------------------

                                   ARTICLE IV

         If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class:

                                      none

                                   ARTICLE V

5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      none

                                   ARTICLE VI

6. Other lawful provisions, if any, for the conduct and regulations of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet VI

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation IN MASSACHUSETTS is:

80A TURNPIKE ROAD, WESTBORO, MASSACHUSETTS  01581

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                   NAME                 RESIDENTIAL              POST OFFICE
                                        ADDRESS                  ADDRESS

PRESIDENT:         DENNIS PEDRA         80A Turnpike Road
                                        Westboro, MA
                                        01581

TREASURER:         DENNIS PEDRA         (same as above)

CLERK:             DENNIS PEDRA         (same as above)

DIRECTORS:         DENNIS PEDRA         (same as above)


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
               DECEMBER
d. The name and business address of the resident agent, if any, of the corporation is: N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.


IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 15th day of April, 1998.



                                            /s/ Leslie Martello-Loughlin
                                            Leslie Martello-Loughlin
                                            100 Federal Street, 33rd Floor
                                            Boston, Massachusetts 02110

                              CONTINUATION SHEET II

                                   ARTICLE II

THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN THE FOLLOWING BUSINESS
ACTIVITIES:

         To carry on any business activity permitted under the Massachusetts General Corporation Law; and to manufacture, buy, sell, import, export, purchase and sell antiques, furniture, architectural and other objects and to manufacture, buy, sell, import, export, distribute and generally deal at wholesale and/or retail in all kinds of products, materials, fixtures, furniture, machinery, equipment and apparatus of every nature whatsoever having to do with the carrying on of the aforesaid business.

         To apply for, purchase, or in any manner to acquire, outright or by way of lease, license or otherwise, patents, trademarks, trade names, copyrights, secret processes, inventions, formulae and improvements of any and every nature which may be necessary, convenient, incidental or advantageous to the corporation or for effecting any of its purposes; and to sell, transfer, grant or license the same to others.

         To construct, lease, purchase or otherwise acquire real estate and personal property of any nature or any interest therein without limit as to amount or value, reasonably necessary or convenient for affecting or furthering any or all of the purposes or powers of the corporation. To purchase, lease or otherwise acquire, in whole or in part, as a going concern or otherwise, the business goodwill, rights, franchises, stocks, bonds or other securities, issued by, and the property of every kind, and assume the whole or any part of the liabilities of any person, corporation or other entity engaged in or authorized to conduct any business identical with or similar to any business authorized to be conducted by this corporation or owning property necessary or suitable for its purposes and to exercise all powers necessary or incidental to the conduct of such business. To hold, own, use, manage, operate, improve, lease, license, mortgage, sell, dispose of or otherwise deal with all or any part of the property of the corporation or any interest therein.

         Insofar as may be permitted by law, to borrow money or otherwise incur indebtedness or liability for effecting any of its corporate purposes or powers; to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time for the purchase of property, or powers for effecting any of its corporate purposes or powers; and, if deemed proper, to secure the payment of any such obligations by mortgage, pledge, deed of trust, or other hypothecation of any or all of the property of the corporation. Insofar as may be permitted by law, to purchase or otherwise acquire sales of its capital stock or its bonds, debentures or other obligations, to hold, re-issue, re-sell, exchange, mortgage, pledge, hypothecate, dispose of, cancel, retire or redeem the same.

         Insofar as may be permitted by law, to enter into, make, perform and carry out contracts of any kind with, and to act as agent or accommodation maker, for any person, firm, association, corporation or other entity, whether private, public, quasi-public or municipal, or body politic, whether foreign or domestic, and with and for any domestic or foreign state or government or territory or colony thereof. To conduct its business in all branches, so far as permitted by law in the Commonwealth of Massachusetts, and in any other commonwealth or state in or of the Untied States, and in any territory, district, dependency, colony or possession thereof, and in any foreign country, and to maintain offices and agencies in any part of the world, either within or without the Commonwealth of Massachusetts, and to purchase, hold, mortgage, convey, lease or otherwise dispose of and deal with real and personal property in any such place or places.

         In furtherance and not in limitation of these purposes and powers to do any and all things and exercise any and all powers necessary, convenient or advisable to accomplish one or more of the purposes of the corporation, or which shall at any time appear to be for the benefit of the corporation in connection therewith, which may now or hereafter be lawful for the corporation to do or exercise under and in pursuance of the laws of the Commonwealth of Massachusetts.

                              CONTINUATION SHEET VI

                                   ARTICLE VI

OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF BUSINESS AND AFFAIRS OF THE CORPORATION, OF ITS VOLUNTARY DISSOLUTION, OR FOR LIMITING, DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS:

         The Board of Directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

         Meetings of the stockholders of the Corporation may be held anywhere in the United States.

         No stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for the belief that such examination will for any reason be adverse to the interests of the Corporation. A vote of the Board of Directors refusing stockholder permission to make such examination and setting forth that in the opinion of the Board of Directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

         The Corporation may be a member of a limited liability company and/or a partner in a partnership or other business enterprise the purpose of which would be a permissible purpose for the Corporation if it were acting on its own.

         Each director and officer of the Corporation shall, in the performance of his or her duties, be protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants or other experts or consultants selected with reasonable care by the directors, or upon other records of the Corporation.

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Board of Directors may, by the affirmative vote required in the Corporation's ByLaws, indemnify the officers, employees and other agents of the Corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, in accordance with the provisions of Section 67 (as amended) of the Massachusetts Business Corporation Law.

                                                  FEDERAL IDENTIFICATION
                                                  NO.  04-3421491
                                                       ----------  ------------
                                                  Fee: $250.00

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (GENERAL LAWS, CHAPTER 156B, SECTION 82)


I,             DENNIS PEDRA               , President

and                                       , Clerk

of             NERC ACQUISITION CORP.                       ,

organized under the laws of Massachusetts and herein called the parent corporation, certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

NAME                   STATE OF ORGANIZATION             DATE OF ORGANIZATION

Bertucci's, Inc.       Massachusetts                     January 15, 1987


2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

ITEM 3 BELOW MAY BE DELETED IF ALL THE CORPORATIONS ARE ORGANIZED UNDER THE LAWS

OF MASSACHUSETTS AND IF GENERAL LAWS, CHAPTER 156B IS APPLICABLE TO THEM.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

4. That by unanimous written consents dated 5/13/98 and 7/21/98of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

                                      See Continuation Sheet 4

                              CONTINUATION SHEET 4
                        RESOLUTIONS ADOPTED MAY 13, 1998

RESOLVED:  That the Company be, and hereby is, authorized, empowered and directed to enter into, and perform in accordance with the terms of, an Agreement and Plan of Merger by and among the Company, NE Restaurant Company, Inc., a Delaware corporation (the "Parent"), and Bertucci's, Inc., a Massachusetts corporation ("Bertucci's"), in substantially the form attached as Exhibit A hereto (the "Merger Agreement"); and that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver the Merger Agreement, in the name and on behalf of the Company, with such changes or amendments thereto as may be approved by the proper officer(s) executing the same, such approval to be conclusively evidenced by the execution by such officer(s).

RESOLVED:  That the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered to determine, on behalf of the Company, whether the conditions to the Company's obligations under the Merger Agreement have been satisfied, or to waive such conditions as such proper officers may deem necessary, appropriate or advisable in order to effect the merger of the Company with and into Bertucci's, or the merger of Bertucci's with and into the Company, as provided in the Merger Agreement (the "Merger"), the taking of such action to be conclusive evidence of such approval.

RESOLVED:  That, in the event that the Offer is consummated and upon satisfaction or waiver of the conditions to the Merger in accordance with the Merger Agreement, the Company shall consummate the Merger, in accordance with the terms of the Merger Agreement.

RESOLVED:  That the Merger shall be effective upon the filing of Articles of
           Merger with the Secretary of State of the Commonwealth of Massachusetts.

                        RESOLUTION ADOPTED JULY 21, 1998

RESOLVED:  That the Company be, and hereby is, authorized, empowered and directed to prepare and file Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts in order to consummate the Merger of Bertucci's with and into the Company, in accordance with the terms of the Merger Agreement and Section 82 of the MBCL, and take any and all other actions in connection therewith that the proper officers of the Company consider necessary or appropriate, including, without limitation, the payment of any and all filing fees; and that the effective date of the Merger shall be the date of filing of such Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Date").

5. The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date. which shall not be more than thirty days after the date of filing:

Section 6 below may be deleted if the parent corporation is organized under the laws of Massachusetts.

6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of July, 1998

          /S/ DENNIS PEDRA              , President
----------------------------------------

          /S/ DENNIS PEDRA              , Clerk
----------------------------------------

                                                         FEDERAL IDENTIFICATION
                                                                 NO. 04-3421491

                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                           CERTIFICATE OF CORRECTION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 6A)


1.   Exact name of corporation:   NERC ACQUISITION CORP.

2.   Document to be corrected:    ARTICLES OF ORGANIZATION

3. The above mentioned document was filed with the Secretary of the Commonwealth on

      APRIL 15           , 1998
-------------------------    --

4. Please state the inaccuracy or defect in said document: THERE ARE WORDS MISSING FROM THE FIRST LINE OF THE FIRST PARAGRAPH OF THE PURPOSES CLAUSE. THE FIRST LINE READS "TO MANUFACTURE..."



5.   Please state corrected version of the document:

         THE FIRST LINE OF THE FIRST PARAGRAPH SHOULD READ:

         "TO CARRY ON ANY BUSINESS ACTIVITY PERMITTED UNDER THE MASSACHUSETTS GENERAL CORPORATION LAW; AND TO MANUFACTURE..."

NOTE: THIS CORRECTION SHOULD BE SIGNED BY THE PERSON(S) REQUIRED BY LAW TO SIGN THE ORIGINAL DOCUMENT.


SIGNED UNDER THE PENALTIES OF PERJURY, this 23RD day of    JUNE     , 1998,
                                            ----           ---------    --

------------------------------------------,


         -------------------------                           /*Incorporator(s).
         Leslie Martello-Loughlin, Incorporator


*DELETE THE INAPPLICABLE WORDS.
NOTE: IF THE INACCURACY OR DEFECT TO BE CORRECTED IS NOT APPARENT ON THE FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. ADDITIONAL INFORMATION MAY BE PROVIDED ON SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.

                                    FEDERAL IDENTIFICATION NO. 04-3421491


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


I, Dennis Pedra, President and Clerk of NERC Acquisition Corp., located at 80A Turnpike Road, Westboro, Massachusetts 01581 certify that these Articles of Amendment affecting articles numbered:

         Article I of the Articles of Organization were duly adopted at a meeting held on July 21, 1998, by vote of:

         100 shares of common of 100 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

Article I is hereby amended by changing the name of the corporation to:

                                Bertucci's, Inc.


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date:  ____________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this ____ day of July, 1998.

                                            /s/ Dennis Pedra
                                            Dennis Pedra, President

                                            /s/ Dennis Pedra
                                            Dennis Pedra, Clerk